Exhibit 99.1

Signing Day Sports Identifies Synergies from Acquisition of Swifty Global, Expected to Drive Accelerated Revenue Growth, Cost Savings, and Global Expansion

Signing Day Sports convertible notes fully extinguished, removing $0.6 million of liabilities from its balance sheet and marking major step towards restructuring for growth

SCOTTSDALE, Arizona, September 23, 2024 (NewMediaWire)- Signing Day Sports, Inc. (“Signing Day Sports” or the “Company”) (NYSE American: SGN), the developer of the Signing Day Sports app and platform to aid high school athletes in the recruitment process, today provided an update regarding its financial position and its plans to acquire Dear Cashmere Group Holding Company (OTC:DRCR), doing business as Swifty Global (“Swifty”), highlighting the strategic and financial synergies that are expected to drive accelerated growth and operational efficiency for both companies.

Extinguishment of Convertible Notes

As of September 23, 2024, the outstanding convertible senior secured promissory notes of the Company, with an original balance of more than $0.6 million, had been fully extinguished, primarily from conversion into shares of common stock.

The improved financial position strengthens the Company’s prospects for growth and future capital raising.

Key Highlights from the Acquisition

As previously announced, Signing Day Sports entered into a binding term sheet to acquire 95-99% of the issued and outstanding shares of Swifty, a global online sports and casino technologies company. Swifty is debt-free with a proven track record of growth, revenue generation and profitability. The acquisition is expected to significantly enhance Signing Day Sports’ revenue generation, technical capabilities and profitability from the expansion of both companies.

●	Strong Financial Performance: Swifty achieved revenues of over $128 million and a net profit of approximately $2.44 million for the fiscal year ended December 31, 2023, despite significant investments of nearly $3.1 million in software development and licensing.

●	Global Expansion: Swifty is expanding internationally. Swifty recently acquired licenses to offer a full integrated suite of products in Ireland and South Africa, which are expected to have significant online sports and casino markets with limited competition.

●	Fast Development of Revenue Generating Technology: Swifty plans to offer data feed services for the online sports gambling industry in the near future. Swifty has determined that data feed services are expensive and limited in choice, which creates an opportunity for Swifty, and that many sports, like boxing, have limited or no live data feed available to allow real-time betting. The Signing Day Sports team has significant experience working with critical sports datapoints and creating sports measurement technologies, which could assist Swifty in developing this revenue stream.

Strategic Synergies

The integration of Swifty is expected to bring several operational advantages and new revenue opportunities for Signing Day Sports:

●	Cost Efficiency: Swifty’s in-house engineering team is expected to reduce Signing Day Sports’ operating costs by over 50%, enabling the company to reinvest those savings into growth initiatives. It is also expected to increase the speed at which Signing Day Sports can roll out new products and technological enhancements to its current offering and optimize monetization of the product and user base.

●	Revenue Growth in SaaS: At their core, both Signing Day Sports and Swifty are SaaS model businesses. Swifty’s scalability, technological resources, and technology initiatives are expected to bolster the growth of Signing Day Sports’ app user base, enhance user retention and provide additional opportunities to monetize renewing subscribers with additional revenue streams.

●	New Revenue Streams: Swifty is expected to further expand Signing Day Sports’ current product offering while also broadening the Company’s exposure to new sports and athletes outside the U.S. Signing Day Sports has accumulated more than 10,000 registered users, which it plans to increase at an accelerated rate in the fourth quarter of 2024 and 2025. The Company’s focus is to develop new strategic revenue streams, and improve revenue metrics per user, with the same aim of fully monetizing this growing user base.

●	New Market Exposure: Since its beginning as a football student-athlete recruitment platform provider, Signing Day Sports has expanded its platform to support baseball, softball, and men’s and women’s soccer. Swifty is expected to bring exposure to new markets in Europe, Africa and the Middle East, as well as exposure to emerging sports without established recruitment models. The Company anticipates that early adopters in these emerging sports markets are a significant market and plans to broaden its platform to capitalize on these prospective revenue streams.

●	Enhanced User Engagement: Swifty’s team is expected to introduce exciting new features to Signing Day Sports, including gamification elements such as live scoreboards, top competitor leaderboards, fantasy leagues and real-time performance tracking, which are designed to boost engagement, organic user acquisition and user retention

“With Swifty expected to join the Signing Day Sports family, we anticipate being better positioned than ever to deliver an enhanced user experience while accelerating our expansion into new markets,” said Daniel Nelson, CEO of Signing Day Sports. “This acquisition represents a pivotal moment in our growth journey, and we are confident in the significant value it will bring to our platform, collaborators, student-athletes, and stockholders.”

James Gibbons, CEO of Swifty, added, “Swifty is excited to bring our technological capabilities and global reach to the Signing Day Sports platform. Together, we will create new opportunities for student-athletes and coaches worldwide while driving operational efficiencies that will further our mutual goals. We look forward to working with Signing Day Sports as we scale into new markets and continue to innovate for the benefit of our users.”

For further information about Signing Day Sports and Swifty, please see their communication channels listed below:

Website: https://swifty.global

X: @swiftyglobal

Telegram: @swiftyglobal

Email: hello@swifty.global

Website: https://signingdaysports.com

Ecommerce Website: https://signingdayshop.com

Investor Relations Website: https://ir.signingdaysports.com

X: @sdsports

Email: support@signingdaysports.com

Forward-Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “may,” “could,” “will,” “should,” “would,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “project” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, including without limitation, the Company’s ability to complete the acquisition of Swifty and integrate its business, the ability of the Company, the sellers and Swifty to enter into definitive stock purchase agreement(s), obtain all necessary consents and approvals in connection with the acquisition, obtain NYSE American clearance of a new initial listing application in connection with the acquisition, obtain shareholder approval of the matters to be voted on at the shareholders’ meeting described in the press release, obtain sufficient funding to maintain operations and develop additional services and offerings, market acceptance of the Company’s current products and services and planned offerings, competition from existing online and retail offerings or new offerings that may emerge, impacts from strategic changes to the Company’s business on its net sales, revenues, income from continuing operations, or other results of operations, the Company’s ability to attract new users and customers, increase the rate of subscription renewals, and slow the rate of user attrition, the Company’s ability to retain or obtain intellectual property rights, the Company’s ability to adequately support future growth, the Company’s ability to comply with user data privacy laws and other current or anticipated legal requirements, and the Company’s ability to attract and retain key personnel to manage its business effectively. These risks, uncertainties and other factors are described more fully in the section titled “Risk Factors” in the Company’s periodic reports which are filed with the Securities and Exchange Commission. These risks, uncertainties and other factors are, in some cases, beyond our control and could materially affect results. If one or more of these risks, uncertainties or other factors become applicable, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Investor Contact:

Crescendo Communications, LLC

212-671-1020

SGN@crescendo-ir.com

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